Exhibit 5.1
Legal Opinion of Blue Chip Law, PLLC.
January 23, 2026
Axogen, Inc.
13631 Progress Boulevard, Suite 400
Alachua, Florida 32615
RE: Axogen, Inc. - Offering Pursuant to Registration Statement on Form S-3ASR (Form 333-292852)
To Whom it May Concern:
We have acted as special counsel to Axogen, Inc., a Minnesota corporation (the “Company”), in connection with the offering by the Company of 4,000,000 shares (including up to 600,000 shares that may be offered pursuant to the over-allotment option if exercised in full by the underwriters) (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), pursuant to an automatic registration statement on Form S-3ASR (File No. 333-292852) (the “Registration Statement”), filed with the United States Securities and Exchange Commission (the “SEC”) on January 21, 2026, and the base prospectus contained therein, as supplemented by the prospectus supplement dated January 21, 2026 (such documents, collectively, the “Prospectus”).
As special counsel for the Company, we have examined the Registration Statement, the Prospectus and originals or copies, certified or otherwise identified to our satisfaction, of the Articles of Incorporation, as amended and restated, of the Company, as filed with the Secretary of State of the State of Minnesota, the Bylaws, as amended and restated, of the Company, and the minutes of meetings of the shareholders and the Board of Directors of the Company, as provided to us by the Company, and such other agreements, instruments, documents, certificates and records as we have deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the agreements, instruments, documents, certificates and records that we have reviewed; and (iv) the legal capacity of all natural persons. As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established or verified the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.
Based upon, and subject to and limited by the foregoing, we are of the opinion that following (i) issuance and delivery of the Shares pursuant to the terms of the Underwriting Agreement, dated January 21, 2026, by and among the Company and the underwriters listed in Schedule I thereto, and (ii) receipt by the Company of the consideration for the Shares specified in the resolutions of the Board of Directors and the Pricing Committee of the Board of Directors, the Shares will be validly issued, fully paid and non-assessable.
The opinion expressed herein is limited to the Minnesota Business Corporation Act, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations. As used herein, the term “Minnesota Business Corporation Act, as amended” includes the statutory provisions contained therein, all applicable provisions of the Minnesota Constitution and reported judicial decisions interpreting these laws.
301 W. PLATT STREET – SUITE A-339
TAMPA, FL 33606
PHONE: 813.588.5100 – FAX: 813.607.4120
WEBSITE: WWW.BLUECHIP.LAW

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the Shares.
This opinion is furnished to you in connection with the filing by the Company of a Current Report on Form 8-K relating to the offer and sale of the Shares, which Form 8-K will be incorporated by reference into the Registration Statement and Prospectus, and may not be relied upon for any other purpose without our express written consent. No opinion may be implied or inferred beyond the opinion expressly stated. This opinion is given as of the date hereof, and we assume no obligation to advise you of any changes in applicable law or any facts or circumstances that come to our attention after the date hereof that may affect the opinion contained herein.
We hereby consent to the filing of this opinion as an exhibit to the above-described Current Report on Form 8-K and to the reference to our firm contained under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated by the SEC.
Very truly yours,
/s/ Adam Hersh
Adam Hersh Esq.
President, Blue Chip Law®
301 W. PLATT STREET – SUITE A-339
TAMPA, FL 33606
PHONE: 813.588.5100 – FAX: 813.607.4120
WEBSITE: WWW.BLUECHIP.LAW